Exhibit 99.1
ILLUMINA REVISES 2008 GAAP EPS GUIDANCE
SAN DIEGO, February 4, 2008 (BUSINESS WIRE) — Illumina, Inc. (NASDAQ:ILMN) today revised its GAAP earnings per share guidance for fiscal 2008.
The table titled “Reconciliation of GAAP to Non-GAAP Financial Guidance Summary” in its fourth quarter 2007 earnings release, does not include the correct tax adjustments to the expense associated with stock based compensation under FAS123R as it relates to the 2008 pro-forma earnings per share guidance. Assuming the corrected tax adjustments, the Company expects total pre-tax expense related to stock compensation expense under FAS123R in 2008 of $40 million or a tax adjusted amount of approximately $0.41 per fully diluted share. The attached table corrects the impact to the GAAP earnings per share figures in the financial guidance.
About Illumina
Illumina is a leading developer, manufacturer and marketer of next-generation life science tools and integrated systems for the large scale analysis of genetic variation and biological function. Using our proprietary technologies, we provide a comprehensive line of products and services that currently serve the sequencing, genotyping, and gene expression markets, and we expect to enter the market for molecular diagnostics. Our customers include leading genomic research centers, pharmaceutical companies, academic institutions, clinical research organizations and biotechnology companies. Our tools provide researchers around the world with the performance, throughput, cost effectiveness and flexibility necessary to perform the billions of genetic tests needed to extract valuable medical information from advances in genomics and proteomics. We believe this information will enable researchers to correlate genetic variation and biological function, which will enhance drug discovery and clinical research, allow diseases to be detected earlier and permit better choices of drugs for individual patients.
Statement Regarding Use of Non-GAAP Financial Measures
The Company has reported non-GAAP results for diluted net income per share, net income, gross margins and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company’s financial results under GAAP include substantial non-cash charges related to stock compensation expense, its acquisition of Solexa, Inc. in January 2007, and the settlement of its litigation with Affymetrix in January 2008. Management believes that presentation of operating results that exclude these non-cash charges provides useful supplemental information to investors that facilitates analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are our ability (i) to integrate effectively our recent acquisition of Solexa, Inc., (ii) to develop and commercialize further our BeadArrayTM, VeraCodeTM and Solexa® technologies and to deploy new gene expression and genotyping products and applications for our technology platforms, (iii) to manufacture robust micro arrays and Oligator® oligonucleotides, (iv) to integrate and scale our VeraCode technology, (v) to scale further oligo synthesis output and technology to satisfy market demand derived from our collaboration with Invitrogen, together with other factors detailed in our filings with the Securities and Exchange Commission including our recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. We disclaim any intent or obligation to update these forward-looking statements beyond the date of this release.

Illumina, Inc.
Reconciliation of GAAP to Non-GAAP Financial Guidance Summary
(In thousands, except per share amounts)

The financial guidance provided below is an estimate based on information available as of February 4, 2008. The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 30, 2007 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Fiscal Year 2008 Financial Guidance Summary
		Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$500—525 million			$500—525 million

Diluted net income per share	$0.97—1.12	$0.48	(a)	$1.45—1.60

	Q1 2008 Financial Guidance Summary
		Non-GAAP
	GAAP	Adjustments		Non-GAAP
Revenue	$110—115 million			$110—115 million

Diluted net income per share	$0.21—0.24	$0.12	(a)	$0.33—0.36

(a) These adjustments reflect the estimated impact on net income and diluted net income per share for fiscal year 2008 and Q1 2008 from the non-GAAP adjustments related to non-cash stock compensation expense, as well as the amortization of acquired intangible assets and amortization of the intangible asset recorded by the Company in Q4 2007 related to the settlement of its litigation with Affymetrix in January 2008.
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Contact:	Peter J. Fromen
Sr. Director, Investor Relations
1.858.202.4507 pfromen@illumina.com